CONTACTS:	James Winschel, Senior Vice-President and Chief Financial Officer Jill Baker, Vice President of Investor Relations (781) 434-4310
PAREXEL REPORTS THIRD QUARTER FISCAL 2006 FINANCIAL RESULTS
- Net new business increased by 60.6% from March 2005 quarter -
- Backlog up 27.1% versus last year to a record $949 million -
- Service revenue up 16.6% year-over-year -
Boston, MA, April 26, 2006 – PAREXEL International Corporation (Nasdaq: PRXL) today announced its financial results for the third quarter and nine months ended March 31, 2006.
For the three months ended March 31, 2006, PAREXEL’s consolidated service revenue increased 16.6% to a record $157.3 million compared with $134.9 million in the prior year period. Operating income was $11.2 million, or 7.1% of consolidated service revenue in the third quarter of Fiscal 2006 versus operating income of $7.5 million, or 5.5% of consolidated service revenue, in the comparable quarter of the prior year. Net income for the quarter was $6.8 million, or $0.25 per diluted share, compared with net income of $4.6 million, or $0.17 per diluted share, for the quarter ended March 31, 2005 representing a year-over-year EPS increase of 47.1%. Stock based compensation expense in the quarter totaled $1.9 million and reduced operating margin and EPS by 1.2 percentage points and $0.05 per diluted share, respectively.
On a segment basis, consolidated service revenue for the third quarter of Fiscal 2006 was $113.0 million in Clinical Research Services (CRS), $30.4 million in PAREXEL Consulting and Marketing Services, and $13.9 million in Perceptive Informatics, Inc. Of note, CRS service revenue was up 18.5% on a year-over-year basis in the quarter and, excluding the negative $7.5 million impact of foreign exchange, CRS service revenue was up 26.4%.
For the nine months ended March 31, 2006, consolidated service revenue was $445.5 million versus $401.1 million in the prior year period, an increase of 11.1%. Operating income for the current nine-month period was $26.8 million, or 6.0% of consolidated service revenue, compared with operating income of $23.5 million, or 5.9% of consolidated service revenue in the prior year period. On a proforma basis, excluding the first quarter of Fiscal 2006 net effect of $0.9 million in special charges and restructuring reserve adjustments, which are detailed in the attached financial tables, operating income for the current nine-month period was $27.7 million or 6.2% of service revenue. Net income for the nine months ended March 31, 2006 was $15.1 million or $0.56 per diluted share, compared with net income of $16.3 million, or $0.61 per diluted share in the prior year period. On a proforma basis, excluding the first quarter of Fiscal 2006 charges and adjustments, net income for the current nine-month period was $15.9 million or $0.59 per diluted share.
New business and backlog were strong in the third quarter. The backlog at March 31, 2006 increased sequentially by 12.4% from the December 31, 2005 backlog to $949.3 million, and increased year-over-year by 27.1% from the March 31, 2005 backlog which was $747.0 million. Adding the March quarter’s gross new business wins of $290.3 million to the December 31, 2005 ending backlog of $844.7 million, then subtracting $157.3 million in current quarter service revenue and $28.4 in cancellations, resulted in record backlog of $949.3 million as of March 31, 2006. Net new business in the third quarter was $261.9 million, an increase of 60.6% over the third quarter of FY 2005.
Mr. Josef H. von Rickenbach, PAREXEL’s Chairman and Chief Executive Officer stated, “I am especially encouraged by our performance with respect to net new business wins and ending backlog, both of which were at record levels. We experienced strong demand from both big pharma and the small and emerging companies leading to a 1.7 net book to bill ratio. The combination of a more effective selling process across the Company and robust demand for our services is serving us well. With respect to our financial performance, we are pleased to have reached record levels in terms of revenue and EPS for the quarter.”
The Company issued forward-looking guidance for the fourth quarter of Fiscal 2006 (ending June 30, 2006), for Fiscal 2006, and for Calendar 2006. For the fourth quarter, the Company anticipates reporting consolidated service revenue in the range of $160 to $165 million and GAAP earnings per diluted share in the range of $0.26 to $0.29. For Fiscal 2006, consolidated service revenue is expected to be in the range of $605 to $610 million (at current exchange rates) GAAP earnings per diluted share are projected to be in the range of $0.83 and $0.86 while proforma earnings per diluted share are projected to be in the range of $0.86 to $0.89, excluding the $0.9 million in charges and $0.1 million in associated tax benefits recorded in the first quarter of Fiscal 2006, or $0.03 per diluted share. Previously issued guidance for Fiscal 2006 included revenue of between $600 to $610 million, GAAP earnings per diluted share of $0.79 to $0.87, and proforma earnings per diluted share of $0.82 to $0.90 (proforma information excludes the first quarter items noted above). For Calendar 2006, expectations are for consolidated service revenue in the range of $630 to $645 million (at current exchange rates), and GAAP earnings per diluted share in the range of $0.98 to $1.08. The previously issued Calendar 2006 revenue guidance projected service revenue of $620 to $640 million and GAAP earnings per diluted share in the range of $0.93 to $1.08. The earnings per share estimates include the impact of recording stock-based compensation expense under the accounting standards for equity grants, which is currently estimated to be $0.07 per diluted share for the fourth quarter of Fiscal 2006, $0.14 per diluted share for Fiscal 2006, and $0.16 per share for Calendar 2006.
The Company believes that presenting the proforma information contained in the financial tables and in this press release assists investors and others in gaining a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasted guidance. Management uses this proforma information, in addition to the GAAP information, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Proforma information is not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP.
A conference call to discuss PAREXEL’s third quarter earnings, business, and financial outlook will begin at 11 a.m. ET on Thursday, April 27th and will be broadcast live over the internet via webcast. The webcast may be accessed in the “Webcasts” portion of the Investor Relations section of the Company’s website at http://www.parexel.com. Users should follow the instructions provided to assure that the necessary audio applications are downloaded and installed. A replay of this webcast will be archived on the website approximately two hours after the call and will continue to be accessible for approximately one year following the live event. To participate via telephone, dial (612) 332-0819 and ask to join the PAREXEL quarterly conference call.
PAREXEL is one of the largest biopharmaceutical outsourcing organizations in the world, providing a broad range of knowledge-based contract research, medical marketing and consulting services to the worldwide pharmaceutical, biotechnology and medical device industries. With a commitment to providing solutions that expedite time-to-market and peak market penetration, PAREXEL has developed significant expertise in clinical trials management, data management, biostatistical analysis, medical marketing, clinical pharmacology, regulatory and medical consulting, industry training and publishing and other drug development consulting services. Its information technology subsidiary, Perceptive Informatics, Inc., develops and offers a portfolio of innovative technology-based products and services that facilitate clinical drug development and are designed to decrease time to peak sales. The technology portfolio includes web-based portal solutions and tracking tools, Interactive Voice Response Systems (IVRS), Clinical Trial Management Systems (CTMS), electronic diary and investigator database solutions. Perceptive also offers advanced medical diagnostics services to assess rapidly and objectively the safety and efficacy of new drugs, biologics, and medical devices in clinical trials. PAREXEL’s integrated services, therapeutic area depth and sophisticated information technology, along with its experience in global drug development and product launch services, represent key competitive strengths. Headquartered near Boston, MA, PAREXEL operates in 52 locations throughout 39 countries around the world, and has 5,445 employees.
This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand, such as the guidance provided by the Company with respect to the fourth quarter, Fiscal 2006, and Calendar 2006. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, “targets” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from recent restructurings; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the amendment or interpretation of Financial Accounting Standards Board Statement No. 123 (revised 2004), Share-Based Payment (“Statement 123R”), which could change the Company’s current assessment of the effects of the adoption of Statement 123R on the acceleration of equity grants, the assumptions inherent in equity pricing models under Statement 123R and the final results of the closing of the Company’s books for future financial periods; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions and to integrate newly acquired businesses or enter into new lines of business; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2006 as filed with the SEC on February 9, 2006, which “Risk Factors” discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company’s estimates as of the date of this release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.
PAREXEL is a registered trademark of PAREXEL International Corporation, and Perceptive Informatics is a trademark of Perceptive Informatics, Inc. All other names or marks may be registered trademarks or trademarks of their respective business and are hereby acknowledged.

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(In thousands, except per share data)

		Unaudited
		For the three months ended March 31,
		2006	2005
		As Reported	As Reported
Service revenue		$157,320	$134,905
Reimbursement revenue		35,295	31,339

Total revenue		192,615	166,244

Costs and expenses:
Direct costs		103,351	89,698
Reimbursable out-of-pocket expenses		35,295	31,339
Selling, general and administrative		36,364	30,699
Depreciation and amortization		6,439	7,035
Restructuring expense (benefit)		(26)	—

Income from operations		11,192	7,473

Other income		693	368

Income before income taxes		11,885	7,841

Provision for income taxes		5,371	3,149
Effective tax rate		45.2%	40.2%

Minority interest expense (benefit)		(240)	73

Net income		$6,754	$4,619

Earnings per common share:
Basic		$0.25	$0.18
Diluted		$0.25	$0.17

Shares used in computing earnings per common share:
Basic		26,564	26,138
Diluted		27,145	26,751

	(Preliminary)
	March 30,	December 31,	June 30,
	2006	2005	2005

Balance Sheet Information
Billed accounts receivable, net	$128,331	$117,565	$123,779
Unbilled accounts receivable, net	104,374	90,417	94,108
Deferred revenue	(134,099)	(138,052)	(132,241)

Net receivables	$98,606	$69,930	$85,646

Cash and marketable securities	$99,283	$111,958	$88,622
Working capital	$128,536	$120,219	$120,301
Total assets	$368,438	$489,217	$475,736
Stockholders’ equity	$228,402	$214,102	$205,571

Quarterly Supplemental Financial Data
Total revenue	$192,615	$183,511	$178,116
Investigator fees	25,064	21,848	19,877

Gross revenue	$217,679	$205,359	$197,993

DSO	41	31	39

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(In thousands, except per share data)

	Unaudited
	For the nine months ended March 31,
	2006				2005
	As Reported	Adjustments		Proforma	As Reported

Service revenue	$445,462			$445,462	$401,086
Reimbursement revenue	100,232			100,232	92,335

Total revenue	545,694	—		545,694	493,421

Costs and expenses:
Direct costs	295,510	(519	)(a)	294,991	262,235
Reimbursable out-of-pocket expenses	100,232			100,232	92,335
Selling, general and administrative	104,669	(1,081	)(a)	103,588	95,160
Depreciation and amortization	19,202			19,202	20,226
Restructuring expense (benefit)	(705)	679	(b)	(26)	—

Income from operations	26,786	921		27,707	23,465

Other income	2,371			2,371	2,810

Income before income taxes	29,157	921		30,078	26,275

Provision for income taxes	14,748	107		14,855	9,883
Effective tax rate	50.6%			49.4%	37.6%

Minority interest expense (benefit)	(707)			(707)	51

Net income	$15,116	$814		$15,930	$16,341

Earnings per common share:
Basic	$0.57			$0.60	$0.63
Diluted	$0.56			$0.59	$0.61

Shares used in computing earnings per common share:
Basic	26,452			26,452	26,059
Diluted	26,812			26,812	26,631

(a)	Represents a special charge for compensation expense in conjunction with the acquisition of the Perceptive minority interest.
(b)	Represents a $1.2 million reduction to the existing restructuring reserve as a result of changes in assumptions related to the June 2005 restructuring charge, which was partially offset by $0.5 million in new severance-related restructuring activity.

PAREXEL International Corporation
Segment Information
($ in thousands)

	For the three months ended
	March 31,
	2006	2005
Clinical Research Services (CRS)

Service revenue	$113,023	$95,395 (a)
% of total service revenue	71.9%	70.7%
Gross profit	$38,913	$31,098 (a)
Gross margin % of service revenue	34.4%	32.6%

PAREXEL Consulting & Marketing Services (PCMS)

Service revenue	$30,405	$28,047 (a)
% of total service revenue	19.3%	20.8%
Gross profit	$9,183	$8,591 (a)
Gross margin % of service revenue	30.2%	30.6%

Perceptive Informatics, Inc. (PII)

Service revenue	$13,892	$11,463
% of total service revenue	8.8%	8.5%
Gross profit	$5,873	$5,518
Gross margin % of service revenue	42.3%	48.1%

Total service revenue	$157,320	$134,905
Total gross profit	$53,969	$45,207
Gross margin % of service revenue	34.3%	33.5%

(a)	FY 2005 numbers have been adjusted to reflect FY 2006 presentation. Certain components of the PCMS business were moved to CRS retroactive to July 1, 2004.

PAREXEL International Corporation
Segment Information
($ in thousands)

	For the nine months ended
	March 31,
	2006				2005
	As Reported	Adjustments		Proforma	As Reported

Clinical Research Services (CRS)

Service revenue	$321,237			$321,237	$279,257 (b)
% of total service revenue	72.1%			72.1%	69.6%
Gross profit	$109,550			$109,550	$95,708 (b)
Gross margin % of service revenue	34.1%			34.1%	34.3%

PAREXEL Consulting & Marketing Services (PCMS)

Service revenue	$84,346			$84,346	$90,420 (b)
% of total service revenue	18.9%			18.9%	22.6%
Gross profit	$24,415			$24,415	$28,660 (b)
Gross margin % of service revenue	28.9%			28.9%	31.7%

Perceptive Informatics, Inc. (PII)

Service revenue	$39,879			$39,879	$31,409
% of total service revenue	9.0%			9.0%	7.8%
Gross profit	$15,987	$519	(a)	$16,506	$14,483
Gross margin % of service revenue	40.1%			41.4%	46.1%

Total service revenue	$445,462			$445,462	$401,086
Total gross profit	$149,952	$519		$150,471	$138,851
Gross margin % of service revenue	33.7%			33.8%	34.6%

(a)	Represents a special charge for compensation expense in conjunction with the acquisition of the Perceptive minority interest.
(b)	FY 2005 numbers have been adjusted to reflect FY 2006 presentation. Certain components of the PCMS business were moved to CRS retroactive to July 1, 2004.